SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	May 3, 2005

CANYON RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11887	84-0800747

State or other	(Commission File No.)	(IRS Employer
jurisdiction		Identification No.)
of incorporation)

14142 Denver West Parkway, Suite 250 Golden, Colorado	80401

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 278-8464

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 3, 2005, the Company and James K.B. Hesketh executed an Employment Agreement (“Agreement”), which is effective only in the event of a change of control of the Company, as defined in the Agreement. Upon the occurrence of such a change in control, the Company has agreed to continue Mr. Hesketh’s employment and Mr. Hesketh has agreed to remain in the Company’s employ for a period of twelve months during the first two years of employment and eighteen months thereafter (the “Employment Period”). During the Employment Period, Mr. Hesketh shall receive a prorated annual base salary at least equal to twelve times the highest monthly base salary paid to him during the twelve-month period immediately preceding the month in which the change of control occurs. Further, the Agreement provides that Mr. Hesketh may terminate the Agreement for “good reason”. “Good reason” is defined in the Agreement to include i) a significant diminution of Mr. Hesketh’s duties; ii) a failure of the Company to pay salary and other amounts due under the Agreement; iii) requiring Mr. Hesketh to move beyond a 20 mile radius of the Company’s principal office; iv) an unauthorized termination of Mr. Hesketh; or v) failure of the Company to require any successor company to honor the provisions of the Agreement. If terminated for good reason, Mr. Hesketh is entitled to receive any accrued obligations to him plus his salary payable for the remainder of the Employment Period.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

10.1.2	Employment Agreement between Canyon Resources Corporation and James K. B. Hesketh.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.

     The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the speculative nature of mineral exploration, commodity prices, production and reserve estimates, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON RESOURCES CORPORATION

Date: May 3, 2005	By:	/s/ Richard T. Phillips

Richard T. Phillips
Treasurer and Corporate Secretary

Exhibit Index

10.1.2	Employment Agreement between Canyon Resources Corporation and James K. B. Hesketh.